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 STATE OF LOUISIANA

 PARISH OF ST. MARY


                               SURFACE LEASE


     BEFORE THE UNDERSIGNED respective Notaries Public, and in the presence of the undersigned competent witnessed, and on the dates and at the places hereafter stated,

   PERSONALLY CAME AND APPEARED:

       STERLING SUGARS, INC., a Louisiana corporation domiciled in St. Mary Parish, Louisiana, appearing through and represented by its duly authorized President, CRAIG CAILLIER,

     hereafter referred to as "Lessor", who did declare that for the consideration and on the terms and conditions as hereafter set forth, it has and does by these presents lease unto and in favor of:

       MYETTE POINT BOAT DOCK, a Louisiana partnership domiciled in Franklin, Louisiana, appearing through and represented by its duly authorized partners, GEORGE LANGE and CARLIN D. LANGE,

       hereafter referred to as "Lessee", all and singular the following described property, to-wit:

	TRACT ONE:

	A rectangular tract or parcel of land located in Section 33, T13s, R10E, located on the South side of the Atchafalaya Basin Levee and Bounded on the North and East by the levee borrow pit, on the South by the Department of Wildlife and Fisheries fence, and on the West by Martin Ridge Road.

        TRACT TWO:

	An L shaped tract or parcel of land located in Section 28, T13S, R10E located on the North side of the Atchafalaya Basin Levee and bounded on the North by the levee borrow pit, on the West by the levee ramp, on the South by the Atchafalaya Basin Levee, and on the East by the Parker and Parsley Walkway and the boat dock.

	The property is leased by Lessor and accepted by Lessee under the following,

                                TERMS AND CONDITIONS

        1. The property herein is unimproved. Lessee shall have the right to clear the surface and to spread gravel, shell or other similar material thereon for the use of automobiles, trucks, vehicles and equipment, and to conduct such business thereon as Lessee may best see fit.


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        2. Lessee may not construct any permanent improvements on the property, but Lessee may place temporary improvements thereon such as trailers or buildings on skids or movable storage sheds. All such temporary improvements, with the exception of gravel, shell or other parking lot materials, which Lessee may place thereon shall be promptly removed from the premises upon termination of this lease. All gravel, shell, or other parking lot materials shall remain on the premises upon termination of this lease.

        3. Lessee shall have the non-exclusive right of ingress and egress from the above described leased property across Lessor's intervening lands and roadways, and in exercising this right the Lessee shall take care not to block or unreasonably interfere with the right of others to use the same.

        4. This lease shall be for a primary term of five (5) years to commence April 1, 1997 and to terminate March 31, 2002. Lessee shall have the right and option to renew this lease for an additional five year period to commence April 1, 2002 and to terminate March 31, 2007.
           Should Lessee decide not to act on this option, written notice of Lessee's intent not to renew will be given to Lessor no later than twenty (20) days prior to the end of the primary term.

        5. Lessee agrees to pay as rental a yearly sum of FOUR THOUSAND TWO HUNDRED & 00/100 ($4,200.00), commencing April 1, 1997 and continuing thereafter on or before April 1st of each subsequent and consecutive year.

        6. Lessee does assume all responsibility for the condition of the premises and all liability for damage to person or property of itself, its agents or employees or third persons going on or being upon the leased premises during the terms of this lease and will indemnify and hold Lessor harmless from any and all claims or demands (including court costs and attorney's fees) of whatsoever nature or kind for loss or damage to person, including death, or property of itself, its agents, employees or third persons, wherever situated, arising out of the condition of the premises or any work or construction undertaken or done by Lessee or out of or in anywise connected with lessee's use or occupancy of the premises.

        7. Lessee shall obtain and maintain, in full force and effect, liability insurance policies with an insurance company or companies authorized to do and doing business in the state of Louisiana, having combined single limits of no less than $1,000,000, which insurance shall name Lessor herein as an additional insured as Lessor's interest may appear. Lessee shall further furnish Lessor with current certificates of insurance showing the issuance of such insurance. The liability insurance policy can only be canceled after notice has been provided to Lessor of the cancellation of such policy.

        8. Lessor, individually or through its agents or employees, shall, at all reasonable times, have the right of reasonable ingress of the premises for inspection thereof.


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       9.  Lessee agrees and obligates itself to observe and abide by all the provisions and requirements of the U. S. Army Corps of Engineers, Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Art. 9601, et. seq.) the Hazardous Materials Transportation Act and the Resource Conservation and Recovery Act
       (RCRA), all as amended, as well as all rules or regulations now or hereafter promulgated under authority thereof, and does agree not to deposit, place upon or permit to remain thereon any asbestos , solid or liquid waste, or any hazardous material, hazardous substance or toxic substance, as may be now or hereafter defined in the foregoing. Lessee does hereby agree to indemnify Lessor, and does fully indemnify and hold Lessor harmless from any and all claims, liabilities, expenses, loss and damages which Lessee or any third party or governmental agency has or may have hereafter against Lessor from and against any loss, including reasonable attorney's fees and court costs, relating to any claim concerning the presence of any such substance deposited or placed by Lessee or permitted to remain upon the property during the term of this lease or any extension. Upon termination of this lease for any cause, Lessee agrees promptly to remove, at its expense, any hazardous or toxic material or substance which may then be upon the property.

      10. Any notice herein required to be given by either party to the other shall be in writing, and the same shall be deemed properly delivered twenty-four hours after deposit in the United States Mail, postage prepaid, duly certified or registered, and properly addressed as follows:

           Unless and until Lessor notifies Lessee, in writing, to the contrary, notices to the Lessor shall be addressed:

                   Sterling Sugars, Inc.
                   P.  O. Box 572
                   Franklin, Louisiana  70538

           Unless and until Lessee notifies Lessor, in writing, to the contrary, notices to the Lessee shall be addressed:

                   Myette Point Boat Dock
                   P.  O. Box 81
                   Franklin, Louisiana  70538


          THUS DONE AND SIGNED at Franklin, State of Louisiana on this 1st day of April, 1997.



                                            Sterling Sugars, Inc.
                                           By: /s/ Craig Caillier
                                               President

                                            Myette Point Boat Dock
                                            A Partnership
                                            By: /s/ George Lange
                                            By: /s/ Carlin Lange

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